Exhibit 23 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-24298) pertaining to the Employees' Stock Benefit Plan of Latshaw Enterprises, Inc. of our report dated December 12, 1995, with respect to the consolidated financial statements and schedules of Latshaw Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended October 28, 1995.


                                     /s/Ernst & Young LLP
                                     Ernst & Young LLP

Kansas City, Missouri
January 19, 1996